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                                                                    EXHIBIT 23.2



                      Consent of the Independent Auditors



We consent to the incorporation by reference in the Registration Statement on Form S-8 of Columbia/HCA Healthcare Corporation pertaining to the Value Health, Inc. 1991 Stock Plan, Value Health, Inc. 1991 Non-Employee Director Stock Option Plan, Value Health, Inc. 1991 Employee Stock Purchase Plan, Medintell System Corporation 1995 Stock Option Plan, Diagnostek, Inc. 1991 Stock Option Plan, Diagnostek, Inc. 1983 Non-Qualified and Incentive Stock Option Plan, Preferred Healthcare Ltd. Stock Incentive Plan and the Preferred Healthcare Ltd. 1991 Directors' Stock Option Plan of our report dated February 7, 1997, with respect to the consolidated financial statements incorporated by reference in its Annual Report (Form 10-K, as amended) for the year ended December 31, 1996.




                                              /s/ ERNST & YOUNG LLP
                                              ----------------------------------
                                              Ernst & Young LLP


Nashville, Tennessee

August 18, 1997